Crown Holdings, Inc.
Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Crown Cork & Seal Company, Inc.	Pennsylvania
CROWN Americas LLC	Pennsylvania
Crown Consultants, Inc.	Pennsylvania
Crown Financial Corporation	Pennsylvania
Crown Americas Capital Corp.	Delaware
Crown Americas Capital Corp. II	Delaware
Crown Americas Capital Corp. III	Delaware
Crown Americas Capital Corp. IV	Delaware
Crown Americas Capital Corp. V	Delaware
Crown Americas Capital Corp. VI	Delaware
Crown Beverage Holdings, Inc.	Delaware
CROWN Beverage Packaging, LLC	Delaware
CROWN Beverage Packaging Puerto Rico, Inc.	Delaware
Crown Cork & Seal Company (DE), LLC	Delaware
Crown Cork and Seal Receivables II LLC	Delaware
CROWN Cork & Seal USA, Inc.	Delaware
Crown International Holdings, Inc.	Delaware
CROWN Packaging Holdings LLC	Delaware
CROWN Packaging Technology, Inc.	Delaware
Crown Receivables III LLC	Delaware
Foreign Manufacturers Finance Corporation	Delaware
Signode Industrial Group Holdings US Inc	Delaware
Signode Industrial Group LLC	Delaware
Signode Industrial Group US Inc	Delaware
Signode International Holdings LLC	Delaware
Signode International Investment LLC	Delaware
Signode International IP Holdings LLC	Delaware
Signode Pickling Holding LLC	Delaware
Signode US IP Holdings LLC	Delaware
TopFrame LLC	Delaware
Kiwiplan Inc.	Ohio
Crownway Insurance Company	Vermont
Signode Australia Pty Ltd	Australia
CROWN Packaging (Barbados) Limited	Barbados
CROWN Commercial Belgium BVBA	Belgium
CROWN Verpakking België NV	Belgium
Shippers Europe Srl	Belgium
Signode Belgium Srl	Belgium
Signode BV	Belgium
CROWN Hanoi Investment Company Limited	Bermuda
Crown Brasil Holdings Ltda.	Brazil

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
CROWN Embalagens Métalicas da Amazonia S.A.	Brazil
Signode Brasil Ltda	Brazil
Signode Bulgaria EOOD	Bulgaria
CROWN Beverage Cans (Cambodia) Limited	Cambodia
CROWN Beverage Cans Sihanoukville Limited	Cambodia
CROWN Khmer Beverage Cans Limited	Cambodia
CROWN Metal Packaging Canada Inc.	Canada
CROWN Metal Packaging Canada LP	Canada
Signode Canada ULC	Canada
CMB Machinery and Technology (Shanghai) Co Ltd	China
CROWN Beverage Cans Hangzhou Limited	China
CROWN Beverage Cans Heshan Limited	China
CROWN Beverage Cans Huizhou Limited	China
CROWN Beverage Cans Putian Limited	China
CROWN Beverage Cans Ziyang Limited	China
CROWN Heshan Trading Company Limited	China
Foshan Continental Can Co. Limited	China
Foshan Crown Easy-Opening End Co. Limited	China
Signode Packaging (Qingdao) Co., Ltd.	China
Signode Packaging (Shanghai) Co., Ltd.	China
Crown Colombiana, S.A.	Colombia
Signode Colombia S.A.S.	Colombia
Signode Denmark ApS	Denmark
Signode Finland Oy	Finland
Butimove	France
CROWN Bevcan France SAS	France
CROWN Commercial France SAS	France
Crown Developpement	France
Crown European Holdings	France
Crown Europe SAS	France
Crown Packaging European Division Services SAS	France
Signode France SAS	France
Société Civile Immobilière des Baquets	France
Societe Civile Immobiliere Rousseau-Ivry	France
Société de Participations CarnaudMetalbox	France
SPG France Holdings SAS	France
Crown Cork & Seal Deutschland Holdings GmbH	Germany
Kiwiplan GmbH	Germany
Mezger Heftsysteme GmbH	Germany
Signode Germany GmbH	Germany
Signode System GmbH	Germany
SMP Schwede Maschinenbau Weischlitz GmbH	Germany

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
SPG Germany Service Management GmbH	Germany
Signode Packaging Systems GmbH	Germany
Crown Hellas Can Packaging SA	Greece
CROWN Beverage Cans Hong Kong Limited	Hong Kong
CROWN China Holdings (Hong Kong) Limited	Hong Kong
CROWN Packaging Investment (H.K.) Limited	Hong Kong
Signode Hong Kong Limited	Hong Kong
Crown Bevcan Services Hungary Kft	Hungary
Signode India Limited	India
Stopak India Pvt. Ltd	India
PT CROWN Beverage Cans Indonesia	Indonesia
PT CROWN Indonesia Trading	Indonesia
Crown Packaging Distribution Ireland Limited	Ireland
Signode Packaging Ireland Limited	Ireland
Crown Commercial Italy Srl	Italy
Crown Holdings Italia Srl	Italy
CROWN Italy Finance srl	Italy
Crown Packaging Manufacturing Italy Srl	Italy
Strapex Srl	Italy
CROWN Packaging Jamaica Limited	Jamaica
Signode Japan K.K.	Japan
CROWN Middle East Can Co. Ltd.	Jordan
Crown Bevcan Kazakhstan	Kazakhstan
Signode Kenya Limited	Kenya
Crown Luxembourg Holdings	Luxembourg
Crown Packaging Lux II S.à.r.l.	Luxembourg
Crown Packaging Lux III S.à.r.l.	Luxembourg
Signode Industrial Group Lux S.A.	Luxembourg
Signode Luxembourg S.a.r.l.	Luxembourg
SPG Industrial Packaging S.a.r.l	Luxembourg
CROWN Beverage Cans Malaysia Sdn Bhd	Malaysia
Signode Malaysia Sdn. Bhd.	Malaysia
Cierres Hermeticos, S.A. DE C.V.	Mexico
CROWN Envases Mexico, S.A. de C.V.	Mexico
CROWN Famosa, S.A. de C.V.	Mexico
Crown Mexican Holdings, S. de R.L. de C.V.	Mexico
Fabricas Monterrey, S.A. de C.V.	Mexico
Glass & Silice, S.A. DE C.V.	Mexico
Prolatamex, S.A. DE C.V.	Mexico
Signode Mexico, R.L. de C.V.	Mexico
Silice Del Istmo, S.A. DE C.V.	Mexico
Silices De Veracruz, S.A. DE C. V.	Mexico
Vichisa, S.A. de C.V.	Mexico

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
CROWN Beverage Cans Myanmar Limited	Myanmar
Crown International Holdings B.V.	Netherlands
CROWN Verpakking Nederland B.V.	Netherlands
Signode Netherlands B.V.	Netherlands
SPG Packaging Netherlands B.V.	Netherlands
Kiwiplan Packaging Systems NZ	New Zealand
Signode New Zealand	New Zealand
Signode Norway AS	Norway
Crown Packaging Manufacturing Poland Sp. z.o.o.	Poland
Signode Poland sp. Z.o.o.	Poland
Signode Portugal LDA	Portugal
CROWN Arabia Can Company Ltd	Saudi Arabia
CROWN Asia Pacific Holdings Pte. Ltd.	Singapore
CROWN Beverage Cans Singapore Pte. Ltd.	Singapore
CROWN Speciality Packaging Investment Pte. Ltd.	Singapore
CROWN Packaging Investment Pte. Ltd.	Singapore
Superior Investments Holdings Pte. Ltd.	Singapore
Superior Multi-Packaging Limited	Singapore
CROWN Bevcan Slovakia s.r.o.	Slovakia
CROWN Commercial Slovakia s.r.o.	Slovakia
Signode Slovakia s.r.o.	Slovakia
Signode Korea Inc.	South Korea
CROWN Bevcan Espana S.L.	Spain
Crown Commercial de Envases S.L.	Spain
Crown Holdings Spain, S.L.	Spain
Crown Packaging Manufacturing Spain S.L.	Spain
Signode Packaging Spain SL	Spain
Josef Kihlberg AB	Sweden
Signode Industrial Group Sweden AB	Sweden
Signode Sweden AB	Sweden
Signode Sweden Holdings AB	Sweden
Crown Packaging European Division GmbH	Switzerland
Crown Packaging European Holdings GmbH	Switzerland
Signode Switzerland GmbH	Switzerland
Caretex Asia Ltd.	Thailand
CROWN AP (Thailand) Company Limited	Thailand
CROWN Bevcan and Closures (Thailand) Company Limited	Thailand
CROWN Foodcan (Hat Yai) Company Limited	Thailand
CROWN Foodcan (Nakhon Pathom) Company Limited	Thailand
CROWN Food Packaging (Thailand) Public Company Limited	Thailand
CROWN TCP Beverage Cans Company Limited	Thailand
Pet Containers (Thailand) Limited	Thailand

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Signode Systems (Thailand) Ltd.	Thailand
CROWN Packaging Trinidad Limited	Trinidad
CROWN Maghreb Can	Tunisia
CROWN Bevcan Türkiye Ambalaj Sanayi Ve Ticaret Limited Sirketi	Turkey
Form Koruyucu Ambalaj Sanayi Ve Ticaret Limited Sirketi	Turkey
CROWN Emirates Company Limited	United Arab Emirates
CarnaudMetalbox Engineering Limited	United Kingdom
CarnaudMetalbox Group UK Ltd	United Kingdom
CarnaudMetalbox Overseas Ltd	United Kingdom
Crown Packaging Commercial UK Limited	United Kingdom
Crown Packaging Distribution UK Limited	United Kingdom
Crown Packaging Manufacturing UK Limited	United Kingdom
CROWN Packaging UK Limited	United Kingdom
Crown UK Holdings Limited	United Kingdom
Signode UK Ltd	United Kingdom
CROWN Beverage Cans Danang Limited	Vietnam
CROWN Beverage Cans (Dong Nai) Limited	Vietnam
CROWN Beverage Cans Hanoi Limited	Vietnam
CROWN Beverage Cans Saigon Limited	Vietnam
CROWN Beverage Cans Vung Tau Company Limited	Vietnam
(1)The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.
(2)In accordance with Regulation S-K, Item 601(b)(ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).